Exhibit 99.1

Onto Innovation Announces Third Quarter 2022 Results

Revenue of $254 million, resulting in 27% growth over the same period last year

Net income of $52 million, resulting in 43% growth over the same period last year

Wilmington, Mass., October 27, 2022 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the third quarter of 2022.

2022 Third Quarter Financial Highlights

•	Quarterly revenue of $254 million, resulting in 27% growth over the same period last year.
•	Gross profit margin improved sequentially to 55% from 52% in the second quarter.
•	GAAP operating margin of 23% and non-GAAP operating margin of 31%, as compared to 21% and 29% respectively, during the same period last year.
•	Record GAAP operating income of $59 million and non-GAAP operating income of $78 million.
•	Record non-GAAP net income of $67 million.
•	GAAP diluted earnings per share of $1.05 increased 44% over the same period last year.
•	Record non-GAAP diluted earnings per share of $1.35 increased 38% over the same period last year.
•	Repurchased 171,900 shares of common stock in September, resulting in a return of capital to shareholders of $11.5 million.

2022 Third Quarter Business Highlights

•	Process control revenue from compound semiconductor customers increased 25% sequentially in the quarter primarily to serve capacity expansions in power devices for the electric vehicle market.
•	Revenue from advanced node customers set a new quarterly record, growing 17% sequentially, primarily from strong growth in advanced logic for 5nm and below design rules.
•

Shipments of the Iris™ planar films metrology systems included multiple orders from existing customers as well as five systems in the third quarter to advanced logic/foundry and memory customers for evaluation purposes.

•	Repeat orders for Aspect® metrology systems from the top three high-stack NAND producers, which included multiple orders from a new customer.
•	Shipment of a JetStep® S3500 lithography system to a leading display manufacturer for their R&D pilot line of next generation foldable displays.

Michael Plisinski, chief executive officer for Onto Innovation, commented, “We are pleased to report that despite ongoing challenges in the supply chain and inflationary pressure, we achieved the performance outlined in our long-term operating model. In addition to our strong financial performance, the highlights from the third quarter demonstrate our success expanding into future growth markets such as gate all around transistors, heterogeneous packaging, and new compound semiconductor power devices to support vehicle electrification and power infrastructure.”

He continued, “Our success establishing tool of record positions in several new growth markets, while also expanding served markets, positions the Company well to continue our multi-year trend of outperforming the industry despite the more challenging demand environment in 2023.”

Onto Innovation Inc.
Key Quarterly Financial Data

(In thousands, except per share amounts)

GAAP
	October 1, 2022	July 2, 2022	September 25, 2021
Revenue	$254,253	$256,310	$200,589
Gross profit margin	55%	52%	55%
Operating income	$59,307	$57,451	$43,126
Net income	$52,215	$51,575	$36,448
Net income per diluted share	$1.05	$1.03	$0.73

NON-GAAP
	October 1, 2022	July 2, 2022	September 25, 2021
Revenue	$254,253	$256,310	$200,589
Gross profit margin	55%	52%	55%
Operating income	$78,252	$73,096	$58,910
Net income	$67,495	$64,001	$48,733
Net income per diluted share	$1.35	$1.28	$0.98

Outlook

For the fourth quarter ending December 31, 2022, the Company is providing the following guidance:

•	Revenue is expected to be in the range of $244 million to $256 million
•	GAAP diluted earnings per share is expected to be in the range of $0.97 to $1.12
•	Non-GAAP diluted earnings per share is expected to be in the range of $1.25 to $1.40

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, October 27, 2022, to discuss its third quarter 2022 financial results in greater detail. To participate in the call, please dial (888) 256-1007 or international: +1 (720) 452-9217 and reference conference ID 7357693 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available for one year on the Company’s website at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial measures, including non-GAAP net income and non-GAAP EPS, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, litigation expenses and restructuring costs. Non-GAAP net income and non-GAAP EPS can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring charges: we incur restructuring and impairment charges on individual or groups of employed assets, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include, but are not limited to, statements regarding Onto Innovation’s business momentum and future growth; the benefit to customers of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s future quarterly and annual financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the length, severity and potential business impact of the COVID-19 pandemic, the

Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the novel coronavirus situation and global economic conditions; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; its ability to adequately protect its intellectual property rights and maintain data security; its ability to effectively maneuver global trade issues and changes in trade and export regulations and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended January 1, 2022 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging.

Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient.

With headquarters and manufacturing in the U.S., Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Michael Sheaffer

+1.978.253.6273

Mike.Sheaffer@OntoInnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	October 1, 2022	January 1, 2022
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$552,712	$511,343
Accounts receivable, net	235,527	177,205
Inventories	307,864	243,108
Prepaid and other assets	26,533	16,433
Total current assets	1,122,636	948,089
Net property, plant and equipment	84,253	82,094
Goodwill and intangibles, net	551,781	593,092
Other assets	29,097	26,538
Total assets	$1,787,767	$1,649,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$109,297	$96,387
Other current liabilities	60,256	58,139
Total current liabilities	169,553	154,526
Other non-current liabilities	48,840	69,232
Total liabilities	218,393	223,758
Stockholders’ equity	1,569,374	1,426,055
Total liabilities and stockholders’ equity	$1,787,767	$1,649,813

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	September 25, 2021	October 1, 2022	September 25, 2021
Revenue	$254,253	$200,589	$751,913	$563,255
Cost of revenue	115,404	91,231	349,914	257,972
Gross profit	138,849	109,358	401,999	305,283
Operating expenses:
Research and development	32,150	23,811	84,128	71,282
Sales and marketing	16,769	12,880	49,314	41,413
General and administrative	16,801	16,548	51,594	48,362
Amortization	13,822	12,993	41,461	37,674
Total operating expenses	79,542	66,232	226,497	198,731
Operating income	59,307	43,126	175,502	106,552
Interest income, net	1,516	234	2,554	899
Other expense, net	(962)	(291)	(2,025)	(1,824)
Income before income taxes	59,861	43,069	176,031	105,627
Provision for income taxes	7,646	6,621	18,911	10,015
Net income	$52,215	$36,448	$157,120	$95,612
Earnings per share:
Basic	$1.05	$0.74	$3.17	$1.94
Diluted	$1.05	$0.73	$3.15	$1.92
Weighted average shares outstanding:
Basic	49,680	49,361	49,582	49,190
Diluted	49,949	49,762	49,928	49,684

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	September 25, 2021	October 1, 2022	September 25, 2021
Revenue	$254,253	$200,589	$751,913	$563,255
Gross profit	$138,844	$110,505	$401,983	$306,991
Gross margin as percentage of revenue	55%	55%	53%	55%
Operating expenses	$60,592	$51,595	$176,371	$156,555
Operating income	$78,252	$58,910	$225,612	$150,436
Operating margin as a percentage of revenue	31%	29%	30%	27%
Net income	$67,495	$48,733	$197,124	$130,951
Net income per diluted share	$1.35	$0.98	$3.95	$2.64

RECONCILIATION OF GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	September 25, 2021	October 1, 2022	September 25, 2021
U.S. GAAP gross profit	$138,849	$109,358	$401,999	$305,283
Pre-tax non-GAAP items:
Merger and acquisition related expenses	(5)	13	(16)	268
Restructuring expenses	—	1,134	—	1,440
Non-GAAP gross profit	$138,844	$110,505	$401,983	$306,991
U.S. GAAP gross margin as a percentage of revenue	55%	55%	53%	54%
Non-GAAP gross margin as a percentage of revenue	55%	55%	53%	55%
U.S. GAAP operating expenses	$79,542	$66,232	$226,497	$198,731
Pre-tax non-GAAP items:
Merger and acquisition related expenses	4,016	1,289	5,335	3,644
Litigation expenses	1,112	355	3,330	858
Amortization of intangibles	13,822	12,993	41,461	37,674
Non-GAAP operating expenses	60,592	51,595	176,371	156,555
Non-GAAP operating income	$78,252	$58,910	$225,612	$150,436
GAAP operating margin as a percentage of revenue	23%	21%	23%	19%
Non-GAAP operating margin as a percentage of revenue	31%	29%	30%	27%

ONTO INNOVATION INC.

RECONCILIATION OF GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	September 25, 2021	October 1, 2022	September 25, 2021
U.S. GAAP net income	$52,215	$36,448	$157,120	$95,612
Pre-tax non-GAAP items:
Merger and acquisition related expenses	4,011	1,302	5,319	3,912
Restructuring expenses	—	1,134	—	1,440
Litigation expenses	1,112	355	3,330	858
Amortization of intangibles	13,822	12,993	41,461	37,674
Net tax provision adjustments	(3,665)	(3,499)	(10,106)	(8,545)
Non-GAAP net income	$67,495	$48,733	$197,124	$130,951
Non-GAAP net income per diluted share	$1.35	$0.98	$3.95	$2.64

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FOURTH QUARTER 2022

GAAP TO NON-GAAP GUIDANCE

	Low	High
Estimated GAAP net income per diluted share	$0.97	$1.12
Estimated non-GAAP items:
Amortization of intangibles	0.28	0.28
Merger and acquisition related expenses	0.01	0.01
Litigation expenses	0.02	0.02
Net tax provision adjustments	(0.03)	(0.03)
Estimated non-GAAP net income per diluted share	$1.25	$1.40

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